EXHIBIT 99.1


       PEOPLE'S LIBERATION ANNOUNCES FIRST QUARTER 2006 FINANCIAL RESULTS


         o First quarter net sales increased to $3.1 million, a 9.7% increase from the fourth quarter of 2005

         o Gross profit increased to $1.3 million, or 41.8% of net sales from 32.4% of net sales for the fourth quarter of 2005


LOS ANGELES--(BUSINESS WIRE)--May 15, 2006--People's Liberation, Inc. (OTCBB:PPLB), the designer of high-end casual apparel under the brand names People's Liberation(TM) and William Rast(TM), today announced financial results for the first quarter ended March 31, 2006.


Net sales for the first quarter of 2006 were $3.1 million, a 9.7% increase over the $2.9 million reported in the fourth quarter of 2005. The majority of the Company's sales increase was generated from the growth of its People's Liberation brand, which continues to be well received by the Company's target retailers.

Gross profit in the first quarter of 2006 increased to $1.3 million from $980,000 in the fourth quarter of 2005. First quarter gross margin increased to 41.8% from 34.2% in the previous quarter. The increase in gross profit resulted from economies of scale achieved in the manufacturing process of the Company's products. The Company will continue to seek out manufacturers, suppliers and other vendors with competitive pricing for quality products and services in an effort to further improve gross margin.

Operating expenses were $1.6 million in the first quarter, up from $1.3 million in the fourth quarter of 2005. Operating expenses increased as a percentage of net sales to 51.2% in the first quarter of 2006 from 46.9% in the previous quarter as the Company continued to build its infrastructure. Operating expenses include selling expenses, design and production expenses, as well as general and administrative expenses.

Net loss for the first quarter of 2006 was approximately $292,500, or $0.01 per basic and diluted share, compared to a net loss of approximately $314,000 in the fourth quarter of 2005. The Company's net loss in the first quarter was primarily due to selling, design and production and general administrative expenses incurred to promote its People's Liberation and William Rast brands. General and administrative expenses also increased in the first quarter of 2006 from the fourth quarter of 2005 as a result of increased professional fees related to the Company's registration statement on Form SB-2 and public company reporting requirements.

"During the first quarter of 2006 we continued to make significant progress in our business," said, Mr. Guez, Chairman and Chief Executive Officer of People's Liberation, Inc. "Notably, we made some key hires, signed distribution agreements in Canada for the William Rast and People's Liberation brands and further developed our product lines. We saw strong sell-throughs in both better department stores and independent boutiques. We are excited about the many opportunities we see ahead as we continue to execute our strategic plan."

2006 Outlook

The Company expects net sales for the year to be in the range of $23 - $26 million, and expects to be profitable. The Company does not plan to give quarterly guidance for the time being, but does expect to see sequential revenue increases over the next two quarters.

About People's Liberation, Inc.

People's Liberation, Inc. designs, markets and sells high-end casual apparel under the brand names "People's Liberation" and "William Rast." The majority of the merchandise the Company offers consists of premium denim, knits, wovens, and outerwear for men and women. In the United States, the Company distributes its merchandise to better department stores and boutiques, such as Nordstrom, Bloomingdales, Neiman Marcus, Atrium, Fred Segal and Intermix. Internationally, in select countries, the Company sells its products directly and through distributors to better department stores and boutiques, such as Mitsukoshi, TNT, and Sears (Mexico City). The Company is headquartered in Los Angeles, California.

The Company commenced operations of its People's Liberation business in July 2004 and began shipping People's Liberation brand products in the fourth quarter of 2004. The Company commenced operations of its William Rast business in May 2005 and began shipping William Rast brand products in the fourth quarter of 2005.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward looking statements in this news release include statements regarding estimated future net sales and profitability, and future operating plans. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as fluctuations in demand for the Company's People's Liberation and William Rast products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time to time in the Company's filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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


CONTACT:
People's Liberation
Darryn Barber, 213 745-2123
dbarber@peopleslib.com

Integrated Corporate Relations
Andrew Greenebaum, 310-395-2215
agreenebaum@icrinc.com
or
Patricia Dolmatsky, 310-395-2215
pdolmatsky@icrinc.com

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


                            PEOPLE'S LIBERATION, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              (ALL NUMBERS IN $000'S, EXCLUDING NUMBERS PER SHARE)


                                                           THREE MONTHS ENDED
                                                                MARCH 31,
                                                        -----------------------
                                                          2006           2005
                                                        --------       --------
Net sales ........................................      $  3,147       $    251
Cost of goods sold ...............................         1,831            167
                                                        --------       --------
   Gross profit ..................................         1,316             84

Selling expenses .................................           432             96
Design and production ............................           485             45
General and administrative .......................           693             49
                                                        --------       --------
   Total operating expenses ......................         1,610            190

Loss from operations .............................          (294)          (106)
Interest (income) expense and other ..............            (3)             2
                                                        --------       --------
Loss before income taxes .........................          (291)          (108)
Provision for income taxes .......................             2              1
                                                        --------       --------
Net loss .........................................      $   (293)      $   (109)
                                                        ========       ========

Basic and diluted loss per share (1) .............      $  (0.01)      $   --
                                                        ========       ========
Basic and diluted weighted average common
   shares outstanding (1) ........................        32,546           --
                                                        ========       ========

       (1) Reflects the reverse stock split of 1:9.25 and subsequent issuance of shares to preserve round lot holders as of January 1, 2006, which became effective on January 5, 2006.


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


                          SELECTED BALANCE SHEET ITEMS
                             (ALL NUMBERS IN $000'S)

                                                                       MARCH 31,
                                                                         2006
                                                                      ----------
Cash and cash equivalents ........................................    $    3,224
Due from factor and accounts receivable ..........................    $    3,036
Inventories ......................................................    $    1,260
Total current assets .............................................    $    7,569
Total assets .....................................................    $    8,058

Accounts payable and accrued expenses ............................    $    2,260
Total current liabilities ........................................    $    2,260
Total liabilities ................................................    $    2,301
Total stockholders' equity .......................................    $    5,757
Total liabilities and equity .....................................    $    8,058


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